DEAN HELLER	STATE OF NEVADA	CHARLES E. MOORE
Secretary of State		Securities Administrator

RENEE L. PARKER		SCOTT W. ANDERSON
Chief Deputy		Deputy Secretary
Secretary of State		for Commercial Recordings

PAMELA A. RUCKEL		ELLICK HSU
Deputy Secretary		Deputy Secretary
for Southern Nevada	OFFICE OF THE	for Elections
SECRETARY OF STATE

Certified Copy
December 21, 2006

Job Number:	C20061221-1183
Reference Number:	00001129391-56
Expedite:
Through Date:

The undersigned filing officer herby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060816025-20	Amendment	3 Pages/1 Copies

Respectfully,
/s/ Dean Heller DEAN HELLER Secretary of State By /s/ Joanne Larson Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street	Entity #:
Carson City, Nevada 89701-4299	C14826-2000
(755) 884 5708	Document Number:
Website: secretaryofstate.biz	20060816025-20

Date Filed:
Certificate of Amendment	12/20/2006 10:00:43 AM
(PURSUANT TO NRS 78.886 and 78.390)	In the office of
/s/ Dean Heller
Dean Heller
Secretary of State

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE ONLY
Certificate of Amendment to Article of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:	nFinanSe Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article II of nFinanSe Inc.’s Amended and Restated Articles of Incorporation has been amended to effect a 1-for-20 reverse stock split of its issued and outstanding shares of common stock.
Please see the attached Certificated of Amendment to the Amended and Restated Articles of Incorporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as, may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:     60,273,069 (78.71%).*

4. Effective date of filing (optional):	December 26, 2006
(must not be later than 60 days after the certificate is filed)
5. Officer Signature (required):	/s/ Jerry R. Welch
Jerry R. Welch, Chief Executive Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, than the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED ARTICLES
OF INCORPORATION
OF NFINANSE INC.

Article II of the Amended and Restated Articles of Incorporation of nFinanSe Inc. (the “Corporation”) is hereby amended as follows:

ARTICLE II. SHARES.

A.	Authorized Shares

The total number of the Corporation’s authorized shares is 225,000,000 shares, designated as follows:

1.	Common Stock

2000,000,000 shares of common stock par value $0.001.

2.	Preferred Stock

25,000,000 shares of preferred stock, par value $0.001. The Corporation may issue one or more series of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of the Corporation’s board of directors. The preferred shares may have special rights and preferences which may include special voting rights, special rights with respect to payment of dividends, conversion rights, rights of redemption, sinking funds, and special rights in the event of liquidation, as the Corporation’s board of directors may determine. These rights and preferences will be determined by the Corporation’s board of directors at the time of issue.

B.	Reverse Stock Split

Effective as of December 26, 2006 (the “Effective Date”), every twenty shares of the Corporation’s outstanding common stock will be combined into one share of the Corporation’s common stock (the “Reverse Split”). The Reverse Split will be effective on the Effective Date without the necessity of any further action on the part of the Corporation or its stockholders. The Reverse Split will apply to all outstanding shares of the Corporation’s common stock, including the shares of common stock underlying outstanding stock options and warrants. The total number of the Corporation’s authorized shares of common stock, or the par value thereof, will not be affected by the Reverse Split.

The Corporation will not issue any fractional shares of its common stock in connection with the Reverse Split. Instead, the Corporation will pay its stockholders an amount in cash equal to the current market price of any such fractional shares resulting from the Reverse Split (the “Fractional Payment”).

The Corporation’s stockholders have approved the Reverse Split by an affirmative vote of a majority of the voting power of the outstanding shares of the Corporation’s common stock.